        Exhibit 10.3
TRANSITION SERVICES AND RETIREMENT AGREEMENT
This TRANSITION SERVICES AND RETIREMENT AGREEMENT (this “Agreement”)
is entered into on this 22nd day of February, 2024 (the “Effective Date”) by and between Helmerich & Payne, Inc. (the “Company”) and Mark W. Smith (“Executive”). Executive and the Company are each referred to herein as a “Party” and collectively as the “Parties.”
WHEREAS, Executive has informed the Company of his intention to retire, and Executive and the Company have agreed that Executive’s retirement from his role as Senior Vice President and Chief Financial Officer of the Company will take effect on August 15, 2024 or such earlier date as agreed to with the Company (the “Transition Date”), and that, following the Transition Date, Executive will remain employed by the Company in the capacity of a Senior Advisor through December 31, 2024, in each case unless Executive’s employment is earlier terminated in accordance with the terms hereof (such actual date of termination, the “Separation Date”); and
WHEREAS, Executive and the Company wish to set forth the terms and conditions of Executive’s continued employment through his retirement as Senior Vice President and Chief Financial Officer and until the separation of his employment, and the related rights and obligations of the Parties, each as described in this Agreement.
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Resignation; Transition Services; Termination of Employment.
(a)Resignation. Effective as of the Transition Date, Executive hereby resigns his positions as Senior Vice President and Chief Financial Officer of the Company as well as all other positions he may then hold as an officer or director of the Company or any affiliate of the Company.
(b)Transition Services. Following the Transition Date and through the Separation Date (the “Transition Period”), Executive shall remain employed by the Company in the role of non-executive Senior Advisor and shall provide transition services as and when reasonably requested by the Company’s Chief Executive Officer. Additionally, from and after the date hereof, Executive acknowledges and agrees that he will adhere to any agreement between Executive and the Company governing or otherwise concerning communications to internal and external stakeholders regarding the transition of Executive’s role.
(i)Base Salary. From the date hereof through the Separation Date, Executive shall continue to receive his regular base salary at an annualized rate of $580,000 (payable in accordance with the Company’s ordinary payroll practices).
(ii)STI Plan. Executive will remain eligible to earn an annual bonus under the Company’s Annual Short-Term Incentive Bonus Plan (the “STI Plan”) for the Company’s fiscal year ending on September 30, 2024, the amount of which will be based on actual performance and which bonus will be payable at the same time as such bonuses are paid to other employees of the Company. For the avoidance of doubt, Executive will not be eligible to earn an annual bonus under the STI Plan for the Company’s fiscal year ending on September 30, 2025.
(iii)Equity Compensation. For the avoidance of doubt, during the Transition Period, Executive shall continue to vest in all outstanding Company equity awards in accordance with the terms of the Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan (the “2020 Plan”) and the award agreements issued to Executive thereunder (collectively, the “Award Agreements”). In addition, Executive’s outstanding stock options, which were granted under the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”) shall be treated as set forth in the 2016 Plan and the applicable award agreement. It is not anticipated that Executive will receive any further grants under the 2020 Plan following the date of this Agreement.
(iv)Benefits. From the date hereof through the Separation Date, Executive shall remain eligible for all other employee benefits for which Executive is eligible as of the Transition Date, subject to applicable plan terms as in effect from time to time. The Company reserves the right to amend, modify or discontinue its benefit programs from time to time and nothing herein will be construed to limit such right.
(c)Termination of Employment. Notwithstanding anything herein to the contrary, Executive’s employment with the Company may end prior to December 31, 2024, as a result of (i) the Company’s termination of Executive’s employment for Cause or (ii) Executive’s death or Disability. In the event of such earlier termination of employment, Executive shall receive no further payments hereunder and all then outstanding equity awards shall be governed as set forth in the applicable Award Agreement (e.g., on account of a termination as a result of death, disability or for cause as defined and set forth therein). For purposes of this Agreement, the terms “Cause” and “Disability” shall have the meanings assigned to such terms in the 2020 Plan.
2.    General Release of Claims.
(a)    For good and valuable consideration, including the consideration set forth in Section 1(b) hereof, Executive knowingly and voluntarily (for and on behalf of Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company and its affiliates, predecessors, successors and subsidiaries, and the foregoing entities’ respective equity-holders, officers, directors, managers, members, partners, employees, agents, representatives, and other affiliated persons, and the Company’s and its affiliates’ benefit plans (and the fiduciaries and trustees of such plans) (collectively, the “Company Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Company Party and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Agreement, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim (as defined below); and (iii) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for the consideration received by Executive pursuant to this Agreement, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)    In no event shall the Released Claims include (i) any claim that arises after the date that Executive signs this Agreement; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Agreement; or (iv) any claim for indemnification, advancement of expenses or D&O liability insurance coverage under any indemnification agreement with the Company or the Company’s governing documents or the Company’s D&O insurance policies. Further notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other governmental agency, entity or authority (each, a “Government Agency”), in each case without prior notice to or consultation with the Company. This Agreement does not limit Executive’s right to receive an award for information provided to a Government Agency.
3.    Representations and Warranties Regarding Claims. Executive represents and warrants that, as of the time at which Executive signs this Agreement, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement (excluding, for this purpose, any legally protected whistleblower claims). Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Released Claim.
4.Cooperation. Executive agrees to reasonably cooperate with the Company in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. Executive understands and agrees that Executive’s cooperation may include, but not be limited to, making Executive available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information received by Executive in Executive’s capacity as an Executive; and turning over to the Company all relevant documents which are or may come into Executive’s possession in Executive’s capacity an Executive or otherwise, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments.
5.Executive’s Covenants.
(a)    Confidential Information. Executive acknowledges and agrees that by virtue of his employment with the Company, he has had and will continue to have access to the Company’s and its affiliates’ (collectively, the “Company Group” and each, individually, a “Company Group Member”) trade secrets and other confidential information which is not known to the Company Group’s competitors or within the Company Group’s industry generally, which was developed by the Company Group over a long period of time and/or at its substantial expense, and which is of great competitive value to the Company Group (such information, “Confidential Information”).
(b)    Non-Competition. In exchange for the Company’s provision to Executive of Confidential Information and to protect the Company Group’s legitimate business interests, and the consideration set forth in Section 1(b) hereof, Executive hereby agrees that, for a period of one year following the Separation Date (the “Restricted Period”), Executive will not, directly or indirectly, engage in any Competing Business (as defined below) anywhere in the Restricted Area (as defined below) or perform management, executive or supervisory functions with respect to, own, operate, join, control, render financial assistance to, receive any economic benefit from, exert any influence upon, participate in, render services or advice to any entity engaged in a Competing Business. Executive may own, directly or indirectly, solely as a passive investment, securities of any entity traded on a national securities exchange if Executive is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own five percent or more of any class of securities of such entity. As used herein “Competing Business” means any business that is in the oilfield services industry and competitive with the business conducted by the Company as of immediately prior to the Effective Date. As used herein “Restricted Area” means any state in which the Company conducts business.
(c)    Non-Solicitation. Executive hereby agrees that during the Restricted Period, Executive will not, directly or indirectly, solicit or recruit any person who at any time on or after the Effective Date is an officer, director, employee, consultant or independent contractor of any Company Group Member involved in the Business. Notwithstanding the foregoing, nothing in this Agreement shall prohibit (A) a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at any such individual or (B) Executive from soliciting or recruiting any such individual who has ceased to be employed or retained by any Company Group Member for at least 12 months. Executive hereby agrees that during the Restricted Period, Executive will not, directly or indirectly, induce, or attempt to induce, cause or solicit any customer, client or supplier of any Company Group Member to reduce or cease doing business with any Company Group Member, or in any way knowingly interfere with the relationship between any such customer, client or supplier of any Company Group Member, on the one hand, and any Company Group Member, on the other hand.
(d)    Enforcement.    The Parties specifically acknowledge and agree that the remedy at law for any breach of the covenants in this Section 5 may be inadequate and that the Company, in addition to any other relief available to it, shall be entitled to seek temporary and permanent injunctive relief. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. In the event that any court will not reform such covenants, then the parties hereto agree to amend such provisions to set forth the maximum limitations permitted by applicable law.
(e)    Permitted Disclosures. Nothing contained in this Agreement shall prevent Executive from filing, testifying, or participating in or otherwise assisting in a proceeding relating to, or reporting, an alleged violation of any federal, state, or municipal law relating to fraud or any rule, regulation, or investigation of a governmental agency (including, but not limited to, the Securities Exchange Commission), or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Prior authorization of the Company shall not be required to make any reports or disclosures under this Section 5(e).
6.Executive’s Acknowledgements. By executing and delivering this Agreement, Executive expressly acknowledges that:
(a)Executive has been given at least 21 days to review and consider this Agreement. If Executive signs this Agreement before the expiration of 21 days after Executive’s receipt of this Agreement, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive. No changes (whether material or immaterial) to this Agreement shall restart the running of this 21-day period;
(b)Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Executive is already entitled;
(c)Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Agreement;
(d)Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated herein; and Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Agreement;
(e)The only matters relied upon by Executive in causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and
(f)No Company Party has provided any tax or legal advice regarding this Agreement, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.
7.Revocation Right. Notwithstanding the initial effectiveness of this Agreement upon execution by the Parties, Executive may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date that he signs this Agreement (such seven-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered personally or by courier to the Company so that it is received by Cara Hair, Helmerich & Payne, Inc., 1437 South Boulder Avenue, Tusla, OK 74119, cara.hair@hpinc.com, no later than 11:59 pm CT on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 2 will be of no force or effect and Executive will not receive the benefits set forth in Section 1 hereof.
8.Governing Law. This Agreement shall be governed by the laws of the State of Texas without reference to its principles of conflict of law. This Agreement is intended to supplement, and not supersede, any remedies or claims that may be available to the Company under applicable common and/or statutory law, including, without limitation, any common law and/or statutory claims relating to the misappropriation of trade secrets and/or unfair business practices.
9.Counterparts. This Agreement may be executed in several counterparts, including by .PDF or .GIF attachment to email or by facsimile, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement.

10.Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged. This Agreement and the Award Agreements constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Executive and any Company Party with regard to the subject matter hereof. For the avoidance of doubt, Executive acknowledges and agrees that the only separation-related pay and benefits to which he is entitled are those expressly set forth in this Agreement.
11.Third-Party Beneficiaries. Executive expressly acknowledges and agrees that each Company Party that is not a party to this Agreement shall be a third-party beneficiary of Section 2 hereof and entitled to enforce such provision as if it were a party hereto.
12.Further Assurances.    Executive shall, and shall cause Executive’s affiliates, representatives and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement.
14.Severability. Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
15.Interpretation. The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
16.No Assignment. No right to receive payments and benefits under this Agreement shall be subject to set off, offset, anticipation, commutation, alienation, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law.
17.Withholdings; Deductions. The Company may withhold and deduct from any payments or benefits made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any other deductions consented to in writing by Executive.

18.Section 409A. This Agreement and the benefits provided hereunder are intended be exempt from, or compliant with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations and other guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent. Each installment payment under this Agreement shall be deemed and treated as a separate payment for purposes of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective for all purposes as provided above.

EXECUTIVE

/s/ Mark W. Smith
Mark W. Smith

HELMERICH & PAYNE, INC.

By: /s/ John W. Lindsay
Name: John W. Lindsay
Title: President and CEO

SIGNATURE PAGE TO
TRANSITION SERVICES AND SEPARATION AGREEMENT